Exhibit 10.14

                                      LEASE


       NORTH CAROLINA

       WAKE COUNTY:

      THIS LEASE, made this 13th day of May, 1999 by and between SHANNON OAKS PARTNERSHIP, a Partnership, hereinafter called "Landlord," and RESEARCH TRIANGLE CONSULTANTS, INC., a North Carolina Corporation, hereinafter called "Tenant";

                              W I T N E S S E T H:

   Upon the terms and conditions hereinafter set forth, the Landlord leases to Tenant and Tenant leases from Landlord property referred to as the Premises, all as follows:

       1. PREMISES. Landlord does hereby grant, demise and lease unto Tenant the area shown on Exhibit A, 1375 Kildaire Farm Road, Shannon Oaks Office Building (hereinafter referred to as the "Building"), Cary, North Carolina, 27511, consisting of approximately 27,301 rentable square feet encompassing the entire first floor as shown on Exhibit A-1 (hereinafter referred to as the "First Floor Space") and 9,335 rentable square feet located on the second floor, indicated by the crosshatching as shown on Exhibit B (hereinafter referred to as the "Second Floor Space"), which together shall hereinafter be referred to as the Premises. The rentable square footage of the Premises includes a three percent (3%) common area factor applied to the useable square footage which comprises the First Floor Space (such useable square footage is 26,506 useable square feet) and an eleven percent (11%) common area factor applied to the useable square footage which comprises the Second Floor Space (such useable square footage is 8,416 useable square feet).

      2. TERM. (I.) This Lease shall commence on or about September 1, 1999 (hereinafter referred to as the "Commencement Date") provided the following deadlines are met by RTC, Inc.:Notwithstanding the fact that September 1, 1999 is the date of delivery hereinprovided, the Landlord does undertake to take all reasonable steps to provide to the tenant an earlier date of delivery.

A. Signing off on all necessary drawings by May 10, 1999 needed for submittal to Cary for permits by May 11, 1999 and subsequent modifications as may be required by the town of Cary.

B. Lease execution by Tenant within ten (10) days from the date of delivery of this lease document to Tenant for review and execution. If Landlord is unable to deliver the Premises by September 1, 1999 for any reasons other than: (i) delays due to Tenant, including delays for any long lead items required to construct the First Floor Space or (ii) delays due to force majeure, then Landlord will be responsible for one-

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   hundred  percent  (100%) of any additional  penalty or holdover  rental above what RTC, Inc.'s current daily occupancy costs have been at The Lawrence Building or other temporary space (hereinafter referred to as the "Temporary Space") Tenant may lease in anticipation of relocating to the Building. Tenant shall provide Landlord a copy of Tenant's current lease and any addendums or new leases hereto or forthcoming. With respect to the current leases or addendums now in effect, there are no holdover or penalty provisions for holdover other than with respect to the lease governing suites 329 and 325. With respect to Landlord's potential obligation resulting from Landlord's failure to deliver the First Floor Space in the prescribed timeframe for additional penalty or holdover rental at any Temporary Space , Landlord's obligation shall be subject to Landlord's approval of new leases for such Temporary Space. For any such Landlord payment obligations, Landlord shall make payments to Tenant and Tenant shall be responsible for making payment to the third party. In the event Landlord fails to make such payment to Tenant within thirty (30) days of request, Tenant shall be entitled to abate rent in the amount of the sum owed.

To the extent any delays in Landlord's delivery of the First Floor Space are caused by Tenant's failure to meet its deadlines as described herein, Landlords' obligation to deliver the First Floor Space by September 1, 1999 and to assume any of Tenant's penalty or holdover rental obligations beyond September 1, 1999 at The Lawrence Building or in the Temporary Space shall be delayed by the same number of days as Tenant's delay in meeting its deadlines described herein.

The Commencement Date shall be established upon the occurrence of each of (a) a final certificate of occupancy being issued on the First Floor Space, constructed substantially in accordance with the plans that have been initialled by the Tenant and approved by the city of Cary; and (b) Landlord's written notice to Tenant of Landlord's delivery of the First Floor Space.

Should there be any items on the punch list outstanding or in dispute at the time of the issuance of the certificate of occupancy, the Landlord shall diligently correct those items not in dispute and with respect to those in dispute, if any, tenant and landlord agree to engage an independent architect to finally resolve the dispute.

      (II.) The Lease shall terminate (unless extended as herein provided) on the last day of the calendar month which completes sixty (60) months from the Commencement Date as defined above and the period from the Commencement Date through and including the last day of the calendar month which completes said sixty (60) month period shall hereinafter be referred to as the Lease Term. In the event Landlord shall permit Tenant to take possession of the Premises prior to the Commencement Date referenced above, all the terms and conditions of this Lease shall apply.

      (III.) Notwithstanding anything contained herein to the contrary, and regardless of the date Tenant takes possession of the Second Floor Space Tenant shall not begin its

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

rental obligations for the Second Floor Space until the end of the ninth (9th) month of the Lease Term.

      (IV.) Tenant shall have the option to cancel (hereinafter referred to as the "Cancellation Option") its obligation for the Second Floor Space at anytime following the Commencement Date through the end of the ninth (9th) month of the Lease Term (hereinafter referred to as the "Option Period"). Tenant shall pay Landlord, simultaneously with the execution of this Lease, thirty-thousand dollars ($30,000) for said Cancellation Option. In the event Tenant exercises its Cancellation Option, Landlord will amend the Lease accordingly;Landlord agrees to use all reasonable efforts to deliver and diligently pursue its completion of the First Floor Space and Second Floor Space. If Landlord defaults and does not deliver the First Floor Space or The Second Floor Space , Landlord shall refund the $30,000 plus an additional charge of 1.5% per month.The aforementioned is only applicable where the Landlord fails to deliver the First Floor Space or Second Floor Space and not to cases of delay by the Landlord in delivering the premises after the intended Commencement date.

      (V.) (i.) At any time during the Option Period, Tenant may notify Landlord of its intention not to exercise its Cancellation Option. In such event, Landlord warrants to promptly submit any materials required by the Town of Cary for a building permit and further warrants the completion of the Second Floor Space within ninety (90) days after a permit for the Second Floor Space has been issued by the Town of Cary. If Landlord fails to deliver the Second Floor Space within said ninety (90) day period Tenant will receive rental abatement for the Second Floor each day that Landlord is late in delivering the Second Floor Space.

      (ii.) Tenant recognizes its obligation to approve a detailed preliminary space plan for the second floor space and Landlord's architects subsequently preparing construction documents from such approved space plan prior to Landlord's submitting such construction documents to the Town of Cary for said permit.

      (iii.) Provided Tenant determines not to exercise its Cancellation Option, the Lease Term as described herein shall be extended to include that period which is six (6) years from the date Landlord receives written notice from Tenant of its intention not to exercise its Cancellation Option. At such time, Landlord and Tenant shall execute an amendment to this Lease which sets forth the revised expiration date of this Lease.

       3. USE. Tenant may use the Premises for general office purposes, but for none other without Landlord's prior written consent, but in no event shall Tenant make any use of the Building which is in violation of any lawful governmental laws, rules or regulation whether now existing or hereafter enacted insofar as they might relate to Tenant's use and occupancy of the Premises, nor may Tenant make any use of the Premises, or which is or might constitute a nuisance, or which increases the fire insurance premiums (or make such insurance unavailable to Landlord) on the Building. In the event of an increase in Landlord's fire insurance premiums which results from Tenant's use or occupancy of the Premises, Tenant shall pay Landlord, on demand, the

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amount of such  increase.  The Tenant shall have the use of the Premises for the purpose of carrying on its business activities and all other related uses for the Lease Term. Landlord shall provide Tenant, at no extra charge, with full and complete access and use of the Premises. From Monday to Friday from 8:00 a.m. to 6:00 p.m. and Saturday 8:00 a.m. to 1:00 p.m. save for statutory and public holidays (hereinafter referred to as the "Normal Business Hours"), Landlord shall ensure that heating, ventilation and air conditioning (the "HVAC") is fully maintained in the Premises at no extra charge during this time. Tenant shall be entitled to access to the Premises after Normal Business Hours subject to Landlord's reasonable security procedures for the Building.

       4. BASE RENT. All Base Rent and Additional Rent (as defined below in Paragraph 22) payable by Tenant shall be without previous demand or notice by Landlord, and except as expressly provided herein without set off or deduction:
Any claims by the tenant for any reduction, or abatement or setoff must be agreed to between the landlord and the tenant, and failing agreement by a court of competent jurisdiction. The Base Rent for the Lease Term shall be in accordance with the following schedule:

First Floor Premises:

                 Base Rent       Annual Base Rent        Monthly Base Rent
                 ---------       ----------------        -----------------

Year 1            $18.50            $505,068.48             $42,089.04
Year 2            $19.06            $520,357.08             $43,363.09
Year 3            $19.63            $535,918.68             $44,659.89
Year 4            $20.22            $552,026.28             $46,002.19
Year 5            $20.82            $568,406.88             $47,367.24
Year 6*           $21.45            $585,606.48             $48,800.54
Year 7*           $22.09            $603,079.08             $50,256.59

*if applicable

Second Floor Premises:

                 Base Rent        Annual Base Rent        Monthly Base Rent
                 ---------        ----------------        -----------------

Year 1            $18.50            $172,697.52             $14,391.46
Year 2            $19.06            $177,925.08             $14,827.09
Year 3            $19.63            $183,246.00             $15,270.50
Year 4            $20.22            $188,753.76             $15,729.48
Year 5            $20.82            $194,354.76             $16,196.23
Year 6*           $21.45            $200,235.72             $16,686.31
Year 7*           $22.09            $206,210.16             $17,184.18

*if applicable

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

       All Base Rent and Additional Rent (as defined below in Paragraph 22) shall be payable in advance on or before the first day of each calendar month during the Lease Term unless the Lease Term commences other than on the first day of the month, in which event Base Rent shall be prorated at the above rate until the end of that month. Base Rent for the first month of the Lease Term shall be due and payable simultaneous with the delivery of the Premises for occupancy by the Tenant. In addition to such remedies as may be provided under the Default provisions of this Lease, Landlord shall be entitled to a late charge of five (5%) percent of the amount of the monthly Base Rent and Additional Rent (as defined below in Paragraph 22) if not received by the 10th day of the month in which the rent is due and a reimbursement of bank fees related to any check given to Landlord not paid at the time of presentation to the appropriate banking facility. Base Rent and all other charges shall be mailed or delivered to:

                        Shannon Oaks Limited Partnership
                             1101 Haddon Hall Drive
                           Apex, North Carolina 27502

       5. SERVICES BY LANDLORD. Landlord shall cause to be furnished to the Premises in common with other tenants, during reasonable business hours, Monday through Friday (excluding National or State holidays), the following services:

        (i.) Janitorial service (once per working day after normal working hours), including the Removal of Trash, Cleaning and re-supplying bathrooms and kitchen areas, vacuuming and dusting of office premises.

        (ii.) Water, if available from city mains for drinking, lavatory and toilet purposes.

        (iii.) Electricity for general office space use (including fluorescent lighting replacements).

        (iv.)   Operator-less elevator service

        (v.)    Trash removal in accordance with city schedules

        (vi.) Heating and air conditioning for comfortable use and occupancy ranging approximately between 72 and 78 degrees Fahrenheit of the Premises during Normal Business Hours. Heating and air conditioning service required during non-Normal Business Hours shall be charged to Tenant at the rate of thirty-five dollars ($35.00) per hour only when Tenant has requested such service.

        (vii.) All additional costs resulting from Tenant's extraordinary usage of heating, air conditioning or electricity shall be paid by Tenant, but Tenant shall not install equipment with unusual demands for any of the foregoing without Landlord's prior written consent, which Landlord may withhold if it determines that in its opinion such equipment may not be safely used in the Premises or that electrical service is not adequate. Notwithstanding anything to the contrary herein, Landlord acknowledges that Tenant's business is of a high-technology nature and that Tenant's employees will be working with normal and customary desktop computer equipment

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

                requiring standard 110 voltage electrical service which Landlord further acknowledges does not constitute extraordinary electrical usage. Landlord shall not be liable to Tenant for any damage caused to Tenant or its property due to the Building or any part or appurtenance thereof being improperly constructed or being or becoming out of repair, or arising from the leaking of gas, water, sewer, or from electricity. Tenant shall report immediately to Landlord any defective condition on or about the Premises known to Tenant and if such defect is not so reported, Tenant shall be liable for resulting damages. So long as Landlord acts promptly (taking into consideration the seriousness of the repair and the possible damage from the disrepair) and reasonably and in good faith, there shall be no abatement or reduction of rent by reason of any of the foregoing services not being continuously provided to Tenant. Landlord further shall have no obligation to Tenant by reason of delays beyond Landlord's reasonable control in delivering possession to Tenant when agreed. Landlord shall pay all ad valorem taxes applicable to the Building, land and common areas but Tenant shall be responsible for ad valorem personal property taxes on its furniture and equipment.

        (viii.) Landlord shall provide Tenant, during the Lease Term of this Lease and any renewal thereof, with free surface parking located in the Building's parking area, in a ratio equal to four (4) cars per every one thousand square feet of rentable office space occupied by Tenant. Landlord warrants that it will make absolute best efforts to work with Chili's Restaurant in an effort to mark, as reserved, the appropriate number of parking spaces for Tenant based on Tenant's rentable square footage. Landlord agrees to copy Tenant on all correspondence between Landlord and Chili's Restaurant with respect to relevant parking matters. Landlord also warrants that it will use best efforts to enforce Tenant's parking rights with respect to other tenant's of the Building. The specific spaces to be reserved will be mutually agreed upon by Tenant and Landlord and must be in compliance with all Cary Town ordinances.

      6. TENANT'S ACCEPTANCE AND MAINTENANCE OF PREMISES. Tenant upon occupancy of Premises represents to Landlord that it has examined and inspected the same, finds them to be as represented by Landlord and satisfactory for Tenant's intended use, and evidences Tenant's acceptance "as-is" except for customary punch-list items or long lead items not yet installed. Tenant shall deliver at the end of the Lease Term each and every part of the Premises (excluding exterior drives, walks, and parking areas, grounds, exterior walls, roof, and common areas in the Building to be maintained by Landlord) in good repair and condition, and shall make at Tenant's sole cost and expense such replacements, restoration, renewals or repairs, in quality equivalent or better than the original work replaced, as may be required to so maintain the same, ordinary wear and tear only excepted. Tenant, however, shall make no structural or interior alterations of the Premises without Landlord's prior written consent. Any work performed by Tenant shall be done in a good and workmanlike manner, and so as not to disturb or inconvenience other tenants. Tenant shall not at

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

any time permit any work to be performed on the Premises except by duly licensed contractors or artisans, each of whom must carry general public liability insurance, certificates of which shall be furnished Landlord. At no time may Tenant do any work that results in a claim or lien against Landlord. If requested by Landlord on termination of the Lease or vacation of the Premises by Tenant, Tenant shall restore, at Tenant's sole cost and expense, the Premises to the same condition as existed at the Commencement Date, ordinary wear and tear only excepted; however if Landlord will require any alterations or improvements be removed at the expiration of the Lease, Landlord shall notify Tenant of that requirement at the time Landlord consents to such alternations or improvements.

       7. DESTRUCTION OF PREMISES. If the Premises are destroyed by fire or other casualty to the extent that Tenant cannot reasonably carry out its normal operations, not resulting from the wrongful or negligent act of Tenant either Landlord or Tenant may by written notice given not later than thirty (30) days after the date of such destruction, terminate this Lease, in which event rent paid for the period beyond the date of destruction shall be refunded to Tenant. If there is not total destruction and Tenant reasonably is required to close its operations during repairs, rent shall abate while so closed, but if Tenant is able to continue its normal operations during repairs, rent shall be adjusted and prorated in the proportion which the area of unusable leased space bears to the total Premises. Landlord shall not in any case have any liability for losses claimed by Tenant, unless caused by the negligence of Landlord, its agents or invitees. However, if the damages are such that Landlord concludes that restoration can not be completed within one hundred fifty (150) days, Landlord or Tenant may at its option terminate this Lease. If the Premises are damaged by cause due to fault or neglect of Tenant, its agents, employees, invitees, or licensees, Landlord may repair such damage without prejudice to subrogation rights of Landlord's insurer, and there shall be no apportionment or abatement of rent.

       8. ASSIGNMENT - SUBLEASE. Tenant may not assign or encumber this Lease, and may not sublet any part or all of the Premises without the written consent of Landlord first had and obtained, such consent not to be unreasonably withheld. Any assignment or sublease to which Landlord may consent (one consent not being any basis to contend that Landlord should consent to a further change) shall not relieve Tenant of any or all of its obligations hereunder. In no event shall this Lease be assignable by operation of any law, and Tenant's rights hereunder may not become, and shall not be listed by Tenant as an asset under any bankruptcy, insolvency or reorganization proceedings. Tenant is not, may not become, and shall never represent itself to be an agent of Landlord, and Tenant expressly recognizes that Landlord's title is paramount, and that it can do nothing to affect or impair Landlord's title. In the event Tenant elects to sublease or assign all or part of the Premises, Landlord reserves the right to recapture that portion of the Premises which Tenant intends to sublease or assign for the purpose of Landlord pursuing a direct lease with a third party tenant. In the event that Landlord elects not to recapture that portion of the Premises Tenant intends to sublease or assign, then Tenant shall be entitled to one hundred (100%) of the rental income paid by subtenant(s) or assignee. Notwithstanding the foregoing,

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

Tenant shall have the right, without the further consent of Landlord, to assign its interest in this Lease to any parent, affiliate, or subsidiary of Tenant, or any entity acquiring substantially all of Tenant's assets or otherwise acquiring Tenant through merger or acquisition, in which event however Tenant shall remain liable for the fullfillment of , and undertakes to ensure the performance by the assignee of ,all of the obligations of the Tenant under the present lease.

       9. TENANTS COMPLIANCE. Tenant shall comply with all applicable laws, ordinances and regulations affecting the Premises, including general rules for tenants as may be developed from time to time by Landlord and delivered to Tenant or posted on the Premises (a copy of the present rules are attached as Exhibit C), and shall hold Landlord harmless from loss, cost or expense resulting from or occasioned by Tenant's use of Premises, whether caused by Tenant or by its agents, servants, employees, independent contractors or licensees. Tenant shall maintain and care for its personal property on the Premises, insure the same to such extent as it deems appropriate, and shall neither have nor make any claim against Landlord for any loss or damage to the same, regardless of the cause therefore, unless caused by the negligence or willful misconduct of Landlord or its employees or agents. Tenant shall maintain, at its sole cost and expense, to the mutual benefit of the Landlord and Landlord's managing agent, throughout the Lease Term general public liability insurance in amounts acceptable to Landlord ($2,000,000.00), and shall furnish Landlord copies, upon request, of such policies and evidence of payment of premiums prior to the date such policies would be in default for nonpayment.

       10. SUBORDINATION - ATTORNMENT. This Lease shall be deemed subject and subordinate to any mortgage which may heretofore or hereafter be executed by Landlord covering the Building and land upon which the Building is located. In the event any proceedings are brought for foreclosure of any mortgage on the Premises, Tenant will attorn to the purchaser at a foreclosure sale and recognize such purchaser as Landlord, whereby purchaser agrees not to disturb Tenant's possession so long as it is not in default under the terms of this Lease. Notwithstanding the foregoing, Tenant's agreement to subordinate this Lease is subject to and conditioned upon any such lender entering into a non-disturbance agreement with Tenant in which that Lender agrees not to disturb Tenant's possession of the Premises in the event of foreclosure or similar proceeding. Tenant shall execute at Landlord's request, and within ten (10) days thereof, instruments evidencing the subordinate position of this Lease, and as often as reasonably required requested shall sign estoppel certificates setting forth the date it accepted possession, that it occupies the Premises, the termination date of its Lease, the date to which rent that has been paid and the amount of monthly rent in effect as of such certification, whether or not it has any defense of offset to the enforcement of the Lease, any knowledge it has of any default or breach by Landlord, and that the Lease is in full force and effect except as to modifications, agreements or amendments thereto, copies of each of which shall be attached to the certificate.

       11. SIGNS. Tenant may not erect, install or display any sign or advertising material upon the Premises, the walls thereof, or in any window therein, without the

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prior written consent of Landlord. If Tenant is allowed to install a sign, all costs associated with the installation of such signage shall be borne by Tenant. All costs associated with the maintenance, removal and restoration shall be at Tenant's sole cost and expense.

Notwithstanding anything to the contrary herein, Landlord agrees to provide Tenant, at Landlord's sole expense, lobby, interior and exterior directional signage commensurate with other tenants, as well as one monument sign near the Building's entrance. Landlord warrants its intention to install an awning identical, except with respect to size,and requirements relating to installation of the awning over the main entrance, as illustrated in the Shannon Oaks marketing brochure. Landlord will allow Tenant to install building facade signage, at Tenant's expense, subject to the approval of the Town of Cary. Landlord reserves the right to approve the appearance and location of the facade signage. Landlord warrants that no other tenant shall have permission to install a facade sign on the exterior of the Building.

Landlord shall furnish, install and maintain, at Landlord's sole expense, a Building directory at a convenient location in the Building's lobby listing the name of Tenant and standard suite entry signage. All signage must comply with all local ordinances, restrictive covenants and governmental regulations.

      12. WAIVER OF SUBROGATION. Each party agrees to use its best efforts to include in each of its insurance policies (which each shall provide, insuring the Building and Landlord's property therein against loss, damage or destruction by fire or other casualty and the rental value thereof, in the case of Landlord, and insuring Tenant's property in the Premises, in the case of Tenant, against loss, damage or destruction by fire or other casualty) i.) a waiver of the insurer's right of subrogating against the other party, or ii.) an express agreement that such policy shall not be invalidated if the assured waives the right of recovery against any party responsible for the casualty covered by the policy before the casualty, or iii.) any other form of permission for the release of the other party. If such waiver or permission shall not be, or shall cease to be, obtainable without additional charge or at all, the insured party shall so notify the other party promptly after learning thereof. In such case, if the other party shall so elect and shall pay the insurer's additional charge therefore, such waiver or permission shall be included in the policy. If such waiver is not obtainable for any reason then there shall be no release of the other party. The waiver of subrogation or permission for release referred to herein shall extend to the employees of each party and shall be co-extensive therewith, and, in the case of Tenant, shall also extend to all other persons and entities occupying or using the Premises in accordance with the terms of this Lease, but only if and to the extent that such waiver or permission can be obtained without additional charge (unless such party shall pay such charge). In the event that Tenant does not carry insurance, Landlord shall be released co-extensively and to the same extent as though Tenant's property were insured for fire insurance with extended coverage.

       13. CONDEMNATION. If the whole or at least twenty percent (20%) of the Premises are taken by any governmental body, whether by Court action or by

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settlement in lieu thereof, and if the Premises or a portion thereof is so taken renders the remainder of the Premises unfit for the use thereof by Tenant, then Tenant shall have the option of terminating this Lease by written notice to Landlord within sixty (60) days of such taking. If Tenant shall not elect to terminate, or if the taking does not include at least twenty percent (20%) of the Premises, there shall be an adjustment of the Rent reflecting, on a pro rata basis, any reduction in Tenant's Premises. All of the condemnation award except for damage to or the taking of Tenant's Premises and Tenant's relocation award, if any, shall be the exclusive property of Landlord.

       14. ACCESS TO PREMISES. Landlord shall have the right, either itself or through its authorized agents, to enter the Premises at all reasonable times to examine the same, to show them to prospective tenants for other spaces in the Building, to allow inspection by mortgagees, and to make such repairs, alterations or changes as Landlord deems necessary provided that reasonable notice has been given to Tenant. Tenant, its agents, employees, invites, and guests, shall have the right of ingress and to common and public areas of the Building, provided Landlord by reasonable regulation may control such access for the comfort, convenience and protection of all tenants in the Building.

       15. DEFAULT. If Tenant fails to pay Base Rent and/or Additional Rent (as Additional Rent is defined in paragraph 22 below) as provided in the Lease within five (5) business days of written notice from Landlord of delinquency, breaches any other agreement or obligation herein set forth and fails to cure the same within thirty (30) days of written notice, files (or has filed against it) any petition of action for relief under any creditor's law (including bankruptcy, reorganization, or similar actions), either in State or Federal Court and fails to have the same dismissed within thirty (30) days, becomes insolvent, makes any transfer in fraud of creditors or makes an assignment for the benefit of creditors; then in addition to any other lawful right or remedy which it may have, Landlord may do the following:

        (i.)    Use all remedies in accordance with North Carolina law

        (ii.) Re-enter the Demised Premises and Correct or repair any condition which shall constitute a failure on Tenant's part to perform or abide by the terms of this Lease, and Tenant shall reimburse Landlord within fifteen ( 15) days of receipt of invoice by Tenant for any expenditures made by Landlord in making such corrections or repairs;

        (iii.) Re-enter the Demised Premises and Remove therefrom Tenant and all Tenant property, and place or store such Tenant property in any public warehouse or place of safekeeping selected by Landlord, at the sole expense and risk of Tenant, all of which property Tenant shall be deemed to have abandoned and forfeited to Landlord if Tenant shall not claim and remove such property and pay all reasonable storage charges applicable thereto within thirty (30) days after delivery of written notice to remove from Landlord;

        (iv.) Re-let the Demised Premises or any part thereof for such periods, and at such rentals and other terms and conditions as Landlord, in its sole

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                discretion, may deem advisable, and Landlord may make
                alterations or repairs to the Demised Premises which it may deem necessary or appropriate to facilitate such re-letting; and Tenant shall pay on demand all costs of such re-letting including the cost of any such repairs to the Demised Premises. If this Lease shall not have been terminated, Tenant shall continue to pay all Rent due under this Lease up to and including the date of beginning of payment of rent by any subsequent tenant of part or all of the Demised Premises, and thereafter Tenant shall pay monthly during the remainder of the Lease Term the difference, if any, between the rent collected from any such subsequent tenant or tenants and the Rent reserved in this Lease, but Tenant shall not be entitled to receive any excess of any such rents collected over the Rents reserved herein; or

        (v.) Terminate this Lease, which termination shall be effected by delivery to Tenant of written notice of such termination; and upon such termination, Landlord shall recover from Tenant all damages Landlord may suffer by reason of such termination, including, without limitation, the cost, including legal expenses and reasonable attorneys' fees, of recovering possession of the Demised Premises, and the cost of any repairs to the Demised Premises which are reasonably necessary to prepare the same for reletting.

        (vi.) All rights and remedies of Landlord are cumulative, and the exercise of any one shall not be an election excluding Landlord at any other time from exercising a different or inconsistent remedy.

        (vii.) No waiver by Landlord of any covenant or condition shall be deemed to imply or constitute a further waiver of the same at a later time.

In the event Tenant shall be in Default as described herein, Tenant's rights, including but not limited to those provisions related to renewal as described in Paragraph 23 and expansion options as described in Paragraph 26 shall be null and void until such time that Tenant's Default is cured.

       16. PROPERTY OF TENANT. Tenant shall timely pay any and all taxes levied or assessed against or upon Tenant's equipment, fixtures, furniture, leasehold improvements and personal property located in the Premises. Tenant (if not in default hereunder), prior to the expiration date of this Lease, may remove all fixtures and equipment which it has placed in the Premises, providing Tenant repairs all damages caused by such removal; provided, however, Landlord shall have at all times a valid lien for all rents and other sums of money due hereunder from Tenant and to secure the performance by Tenant of each of Tenant's obligations hereunder, upon all of Tenant's personal property situated in the Premises, and said property shall not be removed therefrom without the consent of Landlord until all sums due Landlord have been paid and satisfied, which lien herein granted may be foreclosed in the manner and form provided by law for foreclosure of a security interest in personal property. Landlord agrees that Tenant may create a security interests in the aforementioned property in favor of its lenders, including lease back arrangements, without further consent of the Landlord. Any statutory lien for rent is not waived, the contractual lien herein granted

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being in addition thereto. If Tenant does not remove its property from the
Premises within five (5) business days after termination (for whatever cause) of this Lease, such property shall be deemed abandoned by Tenant, and Landlord may dispose of the same in whatever manner Landlord may elect.

       17. QUIET ENJOYMENT. If Tenant promptly and punctually complies with each of its obligations hereunder, it shall peacefully have and enjoy the possession of the Premises during the Lease Term hereof, provided that no action of Landlord in working in other space in the Building, or in repairing or restoring the Premises, shall be deemed a breach of this covenant, giving Tenant any right to modify this Lease either as to Lease Term, rent payable, or other obligation to be performed.

       18. NOTICES. Any notice which Landlord or Tenant is required or desires to give the other shall be deemed sufficiently given or rendered if, in writing, it is delivered personally, hand delivered by third party courier service, or sent by certified or registered mail, postage prepaid, to the address listed after the respective signatures on the last page of this Lease. Any notices given herein shall be deemed delivered when the return receipt therefore is signed, or refusal to accept the mailing by the addressee is noted thereon by the postal authorities.

       For Tenant the notice shall be delivered to its offices located at 201 Shannon Circle; For Landlord the notice shall be delivered to its offices located at 1155 Rene levesque, Montreal , Quebec. Either party may, by further notice, advise the other of any other office to which notices must be delivered.

       19. HOLDING OVER. Should Tenant or any of its successors in interest hold over the Premises, or any part thereof, after the expiration of the Lease Term of this Lease, such holding over shall constitute and be construed as tenancy from month to month only. Tenant will pay as liquidated damages each month during the hold over period, an amount equal to one and one-half (1.50) the rent paid or due to be paid during the last month of the Lease Term. No receipt of money by Landlord from Tenant after termination of this Lease shall reinstate or extend this Lease or affect any prior notice given by Landlord to Tenant. Any extension of this Lease shall be in writing signed by Landlord and Tenant.

       20. REAL ESTATE BROKER. Tenant represents and covenants to Landlord and the Landlord represents to Tenant that no broker or agent other than Advantis Commercial Real Estate Services introduced Tenant to the Premises or negotiated or was instrumental in negotiating or consummating this Lease and no commission shall be paid to any broker or agent other than Advantis Commercial Real Estate Services. All commissions and fees payable to Advantis Commercial Real Estate Services shall be assumed by Landlord.

      21. SECURITY DEPOSIT. Upon Lease execution, Tenant shall execute a letter of credit in favor of Landlord equal to the sum of $50,000, which sum Landlord shall retain as security for the first year of the Lease for the performance by Tenant of each

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

of its obligations hereunder. If Tenant fails at any time during the first year of the Lease to perform its obligations, taking into account all agreed upon cure periods, Landlord may at its option apply said deposit, or so much thereof as is required to cure Tenant's default. If prior to the end of the first year of this Lease, Landlord depletes said deposit, in whole or in part, for an authorized purpose, Tenant shall immediately restore the amount so used by Landlord. At the end of the first year of the Lease, provided Tenant is not then in default, this letter of credit shall be released back to the Tenant and Tenant shall no longer be required to maintain a security deposit hereunder.

       22. ADDITIONAL RENT- OPERATIONAL EXPENSE PASS THROUGH. Based on a calendar period January through December, Tenant agrees to pay in monthly installments, beginning January 1, 2001, to Landlord, as additional rent, Tenant's proportionate share of any amount which exceeds the direct expenses incurred during calendar year 2000 (hereinafter referred to as the "Base Year") on account of the operation or maintenance of the Building (the direct expenses incurred during the Base Year on account of the operation or maintenance of the Building shall hereinafter be referred to as "Base Year Expenses"). Tenant's proportionate share of such excess as described herein shall hereinafter be referred to as Additional Rent. The term "direct expense" as used herein, shall include all direct costs of operation and maintenance as determined in accordance with Generally Accepted Accounting Principles and shall include by way of illustration, but not limited to: ad valorem real and personal property taxes, hazard and liability insurance premiums, utilities, heat, management fees, air conditioning, janitorial service, labor, materials, supplies, equipment and tools, permits, licenses and inspection fees. The term "direct expense" as used herein, shall not include depreciation on the Building in which the Premises are situated or equipment therein, interest, executive salaries or real estate brokers' commissions or any expenditure deemed "capital" in nature under Generally Accepted Accounting Principles. On or before the first day of each April during the Lease Term, Landlord shall furnish to Tenant a written statement of reconciliation (the Reconciliation) showing in reasonable detail Landlord's actual "direct expenses" for the prior year, together with a full statement of any adjustments necessary to reconcile any sums paid by Tenant as Additional Rent during the prior year with those sums actually payable by Tenant for such prior year. In the event the Reconciliation shows that Tenant owes additional sums or that Landlord owes Tenant a credit for overpayment of Additional Rent, said payment of additional sums by Tenant or said credit to be credited by Landlord shall be paid or credited at the next scheduled monthly installment of Rent and Additional Rent. Tenant shall not be liable for any expenses not included by Landlord in that year's Reconciliation.

      23. RENEWAL OPTIONS. Tenant shall have two (2) consecutive five (5) year renewal options for the entire Premises with all terms and conditions contained in this Lease and at a rental rate to be fully negotiated but not to exceed the then-current fair market rental rate for similar properties in the Cary market), no later than ten (10) months prior to the expiration of the initial Lease Term or the expiration of the first renewal period, as the case may be.

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

      24. TENANT IMPROVEMENTS. Landlord shall deliver the First Floor Premises on a "turn key" basis (hereinafter referred to as the "Turn Key Installation") by performing all improvements as substantially indicated on the Tenant's approved space plan attached hereto as Exhibit A-2 (hereinafter referred to as the "Approved Space Plan") with evidence of Tenant's approval dated May 7, 1999. Landlord's Turn Key Installation shall also include all costs associated with the preparation of all reasonable architectural and engineering drawings required for said Turn Key Installation. Landlord's obligation to deliver the Turn Key Installation for the First Floor Premises shall not include the following:

      i. Telephone and data cabling: (Landlord will, at Landlord's expense install receptacle boxes as part of the Turn Key installation, Tenant and Tenant's contracted vendor shall be responsible for such installation, as well as any and all costs associated with such installation throughout the Premises). Landlord will if requested coordinate the installation of telephone and data cabling to assure the most efficient time for such installation. If Landlord is requested to enagage a contractor on behalf of the tenant, Landlord will provide Tenant with an estimate of such costs, and obtain Tenant approval prior to undertaking such work. If so requested the Tenant shall provide to the Landlord in a timely fashion all telephone and data cabling requirements so as to allow the landlord to complete the necessary work without delaying the completion of the Landlord's work.

      ii. Back up generators - Landlord will install gas generators on rooftop at Tenant's expense

      iii.  Furniture

      iv.   Reception desk/countertop

      v.    Cabinetry in reception area

      vi.   Cabinetry/countertops in coffee areas

      vii.  Conference room furnishings

With respect to improvements in the Second Floor Premises, Landlord shall provide Tenant with a Turn-Key installation, subject to same general specifications as First Floor Space as applicable.

      25. FIBER OPTICS SERVICE. Landlord warrants that it will provide, at its cost for the installation and availability of fiber optic service to the Building.

      26. EXPANSION OPTIONS. Tenant shall have the ongoing Right of First Refusal to lease any additional space within the Building under mutually agreeable terms and conditions, contingent upon any renewal options of existing third party tenants for such space. Tenant shall be presented with a written offer to lease, including all the contemplated business points, received from a specifically identified third party and given 10 business days from receipt of such offer to lease to exercise his right of first refusal to accept to lease on the same terms and conditions as provided for in the said offer. Failure to respond in writing within the said ten days shall constitute a refusal to exercise the right of first refusal. In the event that the terms of the lease proposed to the third party change following a Tenant rejection of its first right of refusal, Tenant shall again have its first right of refusal as to those altered terms. If Tenant exercises its right to lease such space as herein provided, such additional space shall within thirty (30) days of such notice become part of the Premises for the remainder of the Lease term. Additionally, Tenant will have the opportunity to lease additional space in the Building from EPCOR Executive Suites. Landlord will make its best efforts to negotiate favorable terms on behalf of Tenant for any additional space to be leased by Tenant from EPCOR Executive Suites.

      27. BUYOUT ALLOWANCE. Landlord will be responsible for the cost (including, but not limited to, payments for reimbursement of costs (such as architect fees), rent payments, costs associated with finding a replacement tenant, fit-up allowance or makeup of rent shortfalls with a replacement tenant, lease buy-out payments, etc.), if any, of Tenant compensating the owner of The Freeman Center for the cancellation of Tenant's lease obligation at the Freeman Center, up to a maximum of $50,000. Landlord and Tenant agree that Landlord shall have the right to negotiate directly with the owner of the Freeman Center regarding Tenant's lease obligation and/or any cancellation costs related to Tenant's lease at the Freeman Center subject to Tenant's approval of any such negotiated deal. Prior to Landlord making such contribution, Tenant shall provide sufficient evidence of such cancellation requirement.

      28. NO PERSONAL LIABILITY. The liability of Landlord and any partners, agents, employees, stockholders, officers, or directors of Landlord shall be limited to Landlord's interest in the property. No other assets of Landlord or any such other party shall be liable for, or subject to, any liabilities pertaining to this Lease.

      29. MISCELLANEOUS. Headings of paragraphs are for convenience only and shall not be considered in construing the meaning of the contents of such paragraph. The invalidity of any portion of this Lease shall not have any effect on the balance hereof.

Should either party institute any legal proceeding against the other for breach of any provision herein contained, and prevail in such action, prevailing party shall in addition entitled to costs and expenses, including reasonable attorney fees. This Lease shall be binding upon the respective parties hereto, and upon their heirs, permitted sublessee(s), executors, successors and permitted assigns. This Lease supersedes and cancels all prior negotiations between the parties, and changes shall be in writing signed by Landlord and Tenant. Landlord reserves the right to promulgate (and change from time to time) regulations it deems appropriate for the common use and benefit of all tenants, so long as it is not inconsistent with the terms of this Lease, with which regulations Tenant shall comply, as shown in Exhibit C. Landlord may sell the Building without affecting the obligations of Tenant hereunder and Landlord shall be relieved of all responsibility for the Premises upon the full assumption of those responsibilities by the buyer. This Lease may not be recorded without Landlord's prior consent, but the parties agree on request of the other to execute a memorandum hereof for recording

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

purposes. The singular shall include the plural, and the masculine or neuter includes the other.

Landlord and Tenant warrant and represent that they are authorized to enter into this agreement to lease, and Tenant shall supply Landlord with notarized copies of any necessary Board of Directors Resolutions or similar authorization.

             IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease in triplicate originals, all as of the day and year first above written.

       Exhibits A, B, and C attached hereto, shall be incorporated into this Lease.

                  LANDLORD:  SHANNON OAKS PARTNERSHIP, LLC

                  BY:         ___________________________
                                 General Partner


                  TENANT:     RESEARCH TRIANGLE CONSULTANTS, INC.

                  BY:         ____________________________
                              President


                  ATTEST:

                  BY:         ____________________________
                              Secretary


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

STATE OF
COUNTYOF

       I,_________________________________a Notary Public for said County and
 State, do hereby certify that ____________________________ personally appeared before me on this day and acknowledged that the foregoing instrument was signed by him as General Partner of Shannon Oaks Partnership, LLC.

      Witness my hand and notarial seal this the________day of ______________1999.


(OFFICIAL SEAL)
                                                -----------------------
                                                     Notary Public


My Commission expires:

STATE OF
COUNTY OF
       I,____________________a Notary Public for said County and State, do hereby certify that________________personally appeared before me this day and being duly sworn, acknowledged that he is____________of RESEARCH TRIANGLE CONSULTANTS, INC., a North Carolina corporation, and that by authority duly given and as the act of the corporation, the foregoing instrument was signed in its name by its _____________________ and sealed with its corporate seal.
      Witness my hand and notarial seal this the_______________________ day of1999.

(OFFICIAL SEAL)

                                          Notary Public My Commission expires:




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

                                    Exhibit C

                              RULES AND REGULATIONS


   (a) The entrances, corridors, passages, stairways and elevators shall be under exclusive control of the Landlord and shall not be obstructed, nor used by the Tenant for any purpose other than ingress and egress to and from the Demised Premises.

   (b) The Tenant shall neither place nor permit to be placed any signs, advertisements, notices in or upon any part of the building unless otherwise provided in the Lease except on the doors of the Demised Premises, or as approved in writing by Landlord, and all such doorway signs shall be approved by the Landlord. All signs not approved in writing by the Landlord shall be subject to removal without notice.

   (c) The Tenant shall not put up, nor operate, any engine, boiler, dynamo or machinery of any kind nor carry on any mechanical business in said Demised Premises, nor place any explosive therein, nor use any kerosene or oils, or burning fluids in said Demised Premises without first obtaining the written consent of the Landlord.

   (d) If any Tenant shall desire an iron safe for depositing valuables and securities the Landlord shall have the right to prescribe its weight, size and proper position.

   (e) No nails are to be driven in walls for hanging items weighing over 35 pounds and premises are not to be defaced in any way, and no boring or cutting for wires or other purposes is to be done, and no change in electric fixtures or other appurtenances of Demised Premises is to be made, without the written consent of the Landlord.

   (f) If the Tenant desires telephonic or telegraphic connections, the Landlord will direct the electricians as to where and how the wires are to be introduced, and without such written directions no boring for wires will be permitted.

   (g) The Demised Premises shall not be used in any way to damage the reputation of the building; and the Tenant Shall not disturb, nor permit the disturbance of, other tenants by the use of musical instruments, or any seemly noises, nor by any interference whatsoever; and nothing shall be placed or permitted upon the outside window sills.

   (h) No person or persons, other than employees of the building, shall be employed by the Tenant for the purpose of cleaning or taking care of said Demised Premises without the written consent of the Landlord. Any person or persons employed by the Tenant (with the written consent of the Landlord) shall be subject to, and under the control and direction of, the Landlord in the use of the building and its facilities.

   (i) The Landlord shall have the right to exclude or eject from the building animals of every kind, birds, bicycles, and all canvassers and other persons who conduct

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

themselves in such a manner as to be, in the judgment of the Landlord, an annoyance to the tenants or a detriment to the building.

   (j) No additional locks shall be placed upon any doors of said Demised Premises, without first obtaining the written consent of the Landlord. Upon termination of this Lease the Tenant shall surrender all keys to said Demised Premises and said building.

   (k) Tenant shall have non-exclusive right to use all driveways and parking areas for Tenant and Tenant's employees, except as provided in this Agreement.

   (l) If additional drapes or windows decorations are desired by Tenant, they shall be approved by Landlord and installed at Tenant's expense.

   (m) The toilet rooms, water-closets and other water apparatus shall not be used for any purpose other than those for which they were constructed, and no sweepings, rubbish, rags, or other injurious substances, shall be thrown therein. The cost of repair of any damage resulting from such misuse or abuse shall be borne by the Tenant by whom or by whose employees it shall be caused.

   (n) The Landlord shall have the right to make such other and further reasonable rules and regulations as, in the judgment of the Landlord, so long as they are consistent with the terms of this Lease, may from time to time by needful for the safety, care and cleanliness of the Demised Premises, and for the preservation of good order therein.

   (o) Construction will not commence until both Tenant and Landlord have approved in writing the construction drawings. Any changes or additions to the plans caused by the Tenant will be deemed to be "Nonstandard" and the cost to construct these changes or additions will be borne by the Tenant. Said costs of Nonstandard work will be paid by Tenant to Landlord upon completion of Nonstandard work and shall be in the form of a cash payment.


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